Exhibit 99.1

DANAHER CORPORATION ANNOUNCES RETIREMENT OF EXECUTIVE VICE

PRESIDENT PHILIP W. KNISELY

Washington, D.C., July 27, 2009 - Danaher Corporation (NYSE:DHR) announced today that Philip W. Knisely, Executive Vice President, has decided to retire from Danaher effective as of the end of 2009.

Mr. Knisely has served as an Executive Vice President since joining Danaher in 2000.

“Phil has made tremendous contributions to the growth and evolution of the Danaher portfolio over the past nine years,” said H. Lawrence Culp, Jr., President and Chief Executive Officer. “We have benefited greatly from Phil’s leadership and he will be missed.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the risk factors described in our SEC filings, including our 2008 Annual Report on Form 10-K and Second Quarter 2009 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue, NW

12th Floor

Washington, D.C. 20006

Telephone: (202) 828-0850